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                                                                  Exhibit 3.1(a)

                          CERTIFICATE OF INCORPORATION

                                       of

                        SOUTHERN PERU COPPER CORPORATION
                            (A Delaware Corporation)

         FIRST: The name of the Corporation is

                        SOUTHERN PERU COPPER CORPORATION

         SECOND: Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

         THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                  1. To mine, mill, concentrate, smelt, convert, treat, prepare for market, manufacture, sell, exchange, and otherwise produce and deal in copper, gold, silver, lead, zinc, iron and all other kinds of ores, minerals and metals and other materials and goods and merchandise of every nature and description;

                  2. To explore and prospect for, examine, investigate, survey, locate, appraise, purchase, exchange taken on lease or sublease, and otherwise acquire, own, hold, use, occupy, operate, work, manage, control, maintain, develop, improve, exploit, mortgage and otherwise encumber, bargain, sell, grant, assign, transfer, convey, let or sublet, and otherwise dispose of, and generally deal in and with mines, mining districts, mining rights, claims, concessions, quarries, mineral deposits, coal mines, timber lands, and rights, water rights and ways, grants, lodes, beds, deposits containing or supposed to contain minerals, metals or ores of any kind, or any other raw materials which may be used or put to account in the business of the Corporation;

                  3. To purchase, lease and otherwise acquire, erect, construct, make, improve, maintain and operate, or aid in or subscribe towards the erection, construction, making, improvement, maintenance and operation of, mills, smelters, refineries, factories, plants, laboratories, shops, store houses, townsites, tanks, buildings, roads, water courses, reservoirs, dams,
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         power plants, docks, piers, wharves, machinery, a railroad or railroads outside the State of Delaware, cars and other rolling stock, steamers, steamboats, tugs, barges, vessels, airplanes and other aircraft whether lighter or heavier than air, radio stations and telephone and telegraph systems outside the state of Delaware, works and structures of every kind and description, in so far as the same may appertain to or be useful in the conduct of the business of the Corporation;

                  4. To take, buy, purchase, exchange, take on lease and sublease, and otherwise acquire, own, hold, use, occupy, manage, control, maintain, improve, develop, mortgage and otherwise encumber, bargain, sell, grant, assign, transfer, convey, let or sublet, and otherwise dispose of, and generally deal in and with real estate, real property and any and all interests and rights therein and thereto, located in any part of the world;

                  5. To adopt, apply for, obtain, register, purchase, lease and otherwise acquire, procure licenses under, maintain, protect, hold, control, own, use, exploit, operate, introduce, develop, pledge, sell, assign, grant, grant licenses and other rights with respect to and otherwise dispose of, and generally deal in and with inventions, improvements, processes, copyrights, patents, trademarks, formulae, trade names, labels, distinctive marks and similar rights of any nature and whether or not granted, registered or established by or under the laws of the United States, any State thereof or of any other country or place;

                  6. For any purpose, upon and terns and without limit, to borrow or raise money, and to issue, draw, make, accept, endorse, guarantee, sell and dispose of bonds, debentures, notes, drafts, bills of exchange, warrants, certificates of indebtedness, certificates of interest and other obligations and securities of the corporation, secured or unsecured and howsoever evidenced, and as security therefor to mortgage, pledge, convey, assign in trust or grant any charge or impose any lien upon all or any part of the real or personal property, rights, interests or franchises of the Corporation, whether owned by it at the time or thereafter acquired, and to lend money or other property with or without collateral security;

                  7. To promote, finance, aid and assist, financially and otherwise, any body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or other entity, located in or organized under the laws of any part of the world, any stock, share, voting trust certificate, bond, mortgage, debenture, note, land trust certificate, right, warrant, scrip, commercial paper, chose in action,


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         contract, evidence of indebtedness, certificate of interest or other obligation or security of which is held directly or indirectly by or for the Corporation, or in the business, financing or welfare of which the Corporation shall have any interest; and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation of any such entity, and to guarantee by endorsement or otherwise the payment of the principal of or interest or dividends on or sinking fund payments with respect to any such security of any such entity or any other payments whatsoever to be made by it; and to join in any reorganization with respect to any such entity;

                  8. To promote, institute, enter into, conduct, perform, assist or participate in every kind of commercial, mercantile, manufacturing, mining, or industrial enterprise, business, work, contract, undertaking, venture and operation in any part of the world; and for any such purpose to purchase, lease and otherwise acquire, take over, own, hold, sell, liquidate and otherwise dispose of the real estate plants, equipment, inventory, merchandise, materials, stock, good will, rights, franchises, patents, trademarks and trade names and other properties of corporations, associations, partnerships, firms, trustees, syndicates, individuals, combinations, organizations and entities located in or organized under the laws of any part of the world; to continue, alter, extend and develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital and participate in any way in their affairs, and to take over as a going concern and to continue in its own name any business so acquired;

                  9. To pay for any property, securities, rights, or interests lawfully acquired by the Corporation in cash or other property, rights or interest held by the corporation or by issuing and delivering in exchange therefor its own property, stock, shares, bonds, debentures, notes, warrants for stock, certificates of indebtedness or other obligations or securities howsoever evidenced;

                  10. To purchase, hold, cancel, reissue, sell, resell and transfer shares of its own capital stock and its own bonds, debentures, warrants, rights, scrip or other obligations or securities of any nature howsoever evidenced; provided that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly;

                  11. To carry on all or any part of its business, objects or purposes as principal, factor, agent, contractor, trustee or otherwise, either


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         alone or associated with any corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity in any part of the world;

                  12. In carrying on its business and for the purpose of furthering its objects and purposes, to enter into and perform agreements and contracts of any nature with any government, state, territory, district, municipality, political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity whatsoever;

                  13. To conduct its business in any and all branches thereof, so far as permitted by law, in the State of Delaware, other States, the District of Columbia, the territories, colonies, possessions and dependencies of the United States and in foreign countries, and to maintain one or more offices and agencies either within or anywhere without the State of Delaware, and to hold, purchase, mortgage, convey and otherwise deal in and with real and personal property out of as well as within the State of Delaware;

                  14. To do any and all other acts and things necessary, appropriate or convenient for the furtherance of the business, objects and purposes herein enumerated and for the exercise of the powers herein conferred.

         The foregoing clause of this Article Third shall be constructed as purposes, object and powers, and the matters expressed in each clause shall not be limited in any way, except as otherwise expressly provided, by reference to or inference from the terms of any other clause (or any other matter within the same clause), but shall be regarded as independent purposes, objects and powers. The enumeration of specified purposes, objects and powers shall not be considered to exclude, limit or restrict in any manner any power, right or privilege given to the Corporation by law, or to limit or restrict the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

         Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law, but the occurrence within any of the foregoing clauses of this Article Third of any purpose, power or object prohibited by the laws of the State of Delaware or of any other State or of any district, territory, colony, dependency or foreign country in which the Corporation may carry on business shall not invalidate any other purpose, power or object not so prohibited, by reason of contiguity or apparent association therewith.


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         FOURTH: The total number of shares of capital stock which the
Corporation shall have authority to issue is one hundred fifty thousand (150,000), all of which are to be without par value.

         FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

         SIXTH: The names and places of residence of the incorporators are as follows:

     Names                          Residence
     -----                          ---------

R. Worth Vaughan               1 Grand View Terrace
                               Tenafly, New Jersey

Douglas H. Soutar              63 Patterson Avenue
                               Greenwich, Connecticut

John F. O'Conor                11 Huguenot Drive
                               Larchmont, N.Y.

         SEVENTH: The Corporation is to have perpetual existence.

         EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         NINTH: The number of directors of the Corporation shall be fixed by the by-laws and may be increased or decreased from time to time in the manner specified therein; provided, however, that the number of directors shall not be less than three. In the event of any increase in the number of directors, the additional directors may be elected as in the by-laws provided. Elections of directors need not be by ballot. Directors of the Corporation need not be stockholders.

         TENTH: In furtherance, not in limitation, of the powers conferred upon the Board of Directors by statute, the Board of Directors is expressly authorized, without any vote or other action by stockholders other than such as at the time shall be expressly required by statute or by the provisions of this Certificate of Incorporation (and amendments thereof, if any) or the by-laws, to exercise all of the powers, rights, and privileges of the Corporation (whether expressed or implied in this Certificate of Incorporation or conferred by statute) and do all acts and things which may be done by the Corporation, including, but without limiting the generality of the foregoing, the right


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                  (a) to make, adopt, alter, amend and repeal from time to time by-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors;

                  (b) to determine from time to time, subject to the laws of the State of Delaware, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and, except as conferred by the laws of the State of Delaware, no stockholder shall have any right to inspect any account, book or document of the corporation unless and until authorized so to do by resolution of the Board of Directors or of the stockholders entitled to vote; and

                  (c) to mortgage, pledge, hypothecate and otherwise encumber all or any of the property of the Corporation, whether real, personal or otherwise.

         ELEVENTH: Both the stockholders and the Board of Directors shall have power to hold their meetings either within or without the State of Delaware, and the books of the Corporation (so far as not prohibited by the laws of said State) may be kept outside of the State of Delaware at such place or places as from time to time may be designated by the Board of Directors.

         TWELFTH: No director of the Corporation shall be disqualified by his office from dealing or contracting with the Corporation as vendor, purchaser or otherwise, nor shall any contract or other transaction of the Corporation be void or voidable by reason of the fact that any of its directors or any firm or association of which any of its directors are members or any corporation of which any of its directors are stockholders, directors or officers, is in any way interested in such transaction or contract, provided that the fact of such interest be disclosed or known to the Board of Directors and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such directors at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. No director shall be liable in any way with respect to any such transaction or contract which shall be authorized, approved or ratified as aforesaid. This Article Twelfth shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.


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         THIRTEENTH: Subject to the limitations provided for by the General
Corporation Law of the State of Delaware, as from time to time amended, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights herein conferred upon stockholders are granted subject to such reservation.

         We, the undersigned, being each of the incorporators hereinbefore mentioned, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, and the acts amendatory thereof and supplemental thereto, do make, file and record this certificate, hereby declaring and certifying that the facts herein stated are truly set forth, and, accordingly, have signed and sealed this certificate this 10th day of December, A.D. 1952.


                                        /s/ R. Worth Vaughan   (L.S.)
                                  ______________________________________________


                                        /s/ Douglas H. Sovtav  (L.S.)
                                  ______________________________________________


                                        /s/ John J. O'Connor   (L.S.)
                                  ______________________________________________




In the presence of:


    /s/ A.V. Burke
____________________________________



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STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

         BE IT KNOWN, that on this 10th day of December, A.D., 1952, personally came before me, a Notary Public for the County and State aforesaid, all of the parties to the foregoing Certificate of incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

         Given under my hand and seal of office the day and year aforesaid.



                                                     /s/ Harold Howe
                                            ___________________________________
                                                         Harold Howe
                                                        Notary Public
                                                      State of New York

(SEAL)
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                                STATE OF DELAWARE
                          OFFICE OF SECRETARY OF STATE


         I, HARRIS B. McDOWELL, Jr., Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "SOUTHERN PERU COPPER CORPORATION", as received and filed in this office the twelfth day of December, A.D. 1952, at 11 o'clock A.M.



                                    IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at Dover, this twelfth day of December in the year of our Lord one thousand nine hundred and fifty-two.

                                    HARRIS B. McDOWELL, Jr.
                                            Secretary of State.
(SEAL)

                                    NELLIE W. NORBERT
                                            Ass't. Secretary of State.